UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

19319 Arenth Avenue City of Industry, CA (Address of Principal Executive Offices)	91748 (Zip Code)

Registrant’s telephone number, including area code: (626) 338-1090

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2021, the Board of Directors of HF Foods Group, Inc. (the “Company”) approved the terms of a Separation Agreement pursuant to which Zhou Min Ni has voluntarily resigned from his position as co-Chief Executive Officer and director and any position he holds with any of the Company’s subsidiaries, effective February 23, 2021 (“Separation Date”). The Company will provide Mr. Ni with payment of his wages through March 31, 2021.

In consideration for a general release of claims in favor of the Company, the Separation Agreement provides that (a) if Mr. Ni timely elects COBRA continuation coverage under the Company’s group health plans, then, following the Separation Date, the Company will pay the COBRA premiums for his (and his dependents’) health insurance through COBRA at the contribution level in effect on the Separation Date until the earliest of: (1) the date that is twelve (12) months after the Separation Date; (2) the date Mr. Ni becomes eligible for health insurance coverage from a new employer; or (3) the date Mr. Ni is no longer eligible to continue coverage under COBRA; and (b) to the extent Mr. Ni incurs expenses traveling anywhere for any purposes requested by the Company, the Company will reimburse Mr. Ni for all such costs he incurs, including costs related to private car transport or first class air travel.

In addition, the Separation Agreement amends certain terms of the Voting Agreement by and between the Company, Mr. Ni and certain other parties, whereby, Mr. Ni agrees on behalf of himself and the other parties related to him and which he controls, that the provisions of Sections 2.1(b) (naming Mr. Ni to the Board as the Company Designee), (d) (allowing Mr. Ni to designate the Company Independent Designee) and (e) (allowing Mr. Ni to join in the nomination of the Joint Independent Designee) and 2.4 (requiring Mr. Ni to be named to the position of Co-Chief Executive Officer) of the Voting Agreement (as it relates only to Mr. Ni and not Mr. Zhang) are no longer applicable or enforceable.

On February 23, 2021, Peter Zhang became the sole Chief Executive Officer of the Company (he was previously co-Chief Executive Officer). In connection with Mr. Zhang’s promotion, the Company increased his base salary to $600,000 from $400,000.

On February 22, 2021, the Board of Directors of the Company appointed Russell Libby as the new Chair of the Company’s Board of Directors. Mr. Libby has served as a member of the Board of Directors since July 1, 2020. In connection with Mr. Libby’s appointment as Chair of the Board of Directors, he received an increase in his annual retainer of $25,000.

The Company issued a press release on February 25, 2021, reporting the information set forth above. A copy of the press release is attached hereto as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired
Not applicable

(b) Pro Forma Financial Information
Not applicable

(c) Shell Company Transactions
Not applicable

(d) Exhibits

Exhibit Number	Description
10.1	Press release dated February 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: February 25, 2021	/s/ Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer